                                                                     EXHIBIT 5.1

                                                                    June 1, 2000

Dynatech Corporation
3 New England Executive Park
Burlington, Massachusetts 01803-5087

                       Registration Statement on Form S-3

Ladies and Gentlemen:

   We have acted as special counsel to Dynatech Corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 (File No. 333-35476) (as amended, the "Registration Statement") relating to (i) the issuance by the Company to the holders of its Common Stock (the "Common Stock") of rights to purchase newly issued shares of Common Stock (the "Rights"), and (ii) the offer and sale of such shares of Common Stock upon the exercise of the Rights. The Rights will be issued to the holders of record of Common Stock as of 5 p.m. Eastern Standard Time on April 20, 2000.

   In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

   We are of the opinion that, when the Registration Statement has become effective under the Securities Act and the Common Stock has been duly issued upon the exercise of the Rights and the payment to the Company of the subscription price therefor, in the manner described in the Registration Statement, the Common Stock will be validly issued, fully paid and non-assessable.

   We express no opinion as to the laws of any jurisdiction other than the Federal laws of the United States, the laws of the State of New York and the corporate laws of the State of Delaware.

   We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the headings "Legal Matters" in the Prospectus. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                             Very truly yours,

                                             /s/ Debevoise & Plimpton